Exhibit 99.1

Inotek Pharmaceuticals Corporation Reports First Quarter 2017 Financial Results and

Operational Highlights

LEXINGTON, Mass –May 10, 2017 –Inotek Pharmaceuticals Corporation (NASDAQ: ITEK), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of therapies for ocular diseases, today reported financial results and operational highlights for the quarter ended March 31, 2017.

“Our Phase 2 fixed-dose combination (FDC) trial of trabodenoson and latanoprost is ongoing, and we recently completed the active recruitment phase,” said David P. Southwell, President and Chief Executive Officer. “We look forward to top-line results from this trial in July, and providing an update on our strategy for the development path for trabodenoson in glaucoma. We have communicated with the US Food and Drug Administration (FDA) regarding the MATrX-1 results. The FDA is in agreement with our conclusions that the trial did not meet its primary efficacy endpoint, however the safety profile of trabodenoson was comparable to placebo and there was minimal drug-related hyperemia.”

Mr. Southwell continued, “We are also looking into trabodenoson’s utility beyond the lowering of eye pressure. As an example, preclinical data supporting trabodenoson’s neuroprotective and neuro-enhancement activity in the back of the eye is being presented this week at the Association for Research in Vision and Ophthalmology (ARVO) 2017 Annual Meeting. Additionally, Inotek is evaluating the potential for selective adenosine mimetics to address optic neuropathies and other degenerative retinal diseases and to improve the patho-physiology associated with dry eye disease. We are encouraged by these early results and will provide additional information on our preclinical program in mid-2017.”

First Quarter 2017 and Recent Business Highlights:

•	Inotek completed the active recruitment phase of its Phase 2 dose-ranging FDC trial of trabodenoson and latanoprost for the treatment of glaucoma. Top-line results are expected in July.
•	Several research posters on trabodenoson as a monotherapy and combination were presented at the annual meetings of the American Glaucoma Society and the Association for Research in Vision and Ophthalmology.

Upcoming Events:

•	Present additional data from trabodenoson preclinical program in mid-2017.
•	Report top-line results of the Phase 2 FDC trial in July.

First Quarter 2017 Financial Results:

•	Cash and cash equivalents and short-term investments as of March 31, 2017, were $114.7 million.
•	Research and development expenses were $7.1 million for the quarter ended March 31, 2017, compared to $7.6 million for the quarter ended March 31, 2016.
•	General and administrative expenses were $2.9 million for the quarter ended March 31, 2017, compared to $2.5 million for the quarter ended March 31, 2016.

•	Loss from operations was $10.0 million for the quarter ended March 31, 2017, compared to a loss of $10.1 million for the quarter ended March 31, 2016.
•	Net loss was $10.7 million for the quarter ended March 31, 2017, compared to a net loss of $10.1 million for the quarter ended March 31, 2016.
•	Approximately 27.0 million shares of common stock were outstanding at March 31, 2017.

About Inotek Pharmaceuticals Corporation

Inotek Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of therapies for glaucoma and other eye diseases. The Company’s lead product candidate, trabodenoson, is a first-in-class selective adenosine mimetic currently in Phase 3 development. Trabodenoson was developed in Inotek’s laboratories and is designed to restore the eye’s natural pressure control mechanism. Additionally, the Company is evaluating the potential for selective adenosine mimetics to address optic neuropathies and other degenerative retinal diseases, including NAION, and to improve the patho-physiology associated with dry eye disease. For more information, please visit www.inotekpharma.com. The inclusion of our website address here and elsewhere in this press release does not include or incorporate by reference the information on our website into this press release.

Forward-Looking Statements

Various statements in this release concerning Inotek’s future expectations, plans and prospects, including without limitation, Inotek’s expectations regarding the use of trabodenoson and its fixed-dose combination (FDC) program with latanoprost as treatments for primary open-angle glaucoma or ocular hypertension; Inotek’s expectations regarding reporting top-line data of its Phase 2 trial for its FDC; Inotek’s expectations with respect to the timing and success of its clinical studies and pre-clinical studies for trabodenoson its FDC, orphan diseases, and the possibility of selective adenosine mimetics to address optic neuropathies and other degenerative retinal diseases, including NAION, and to improve the patho-physiology associated with dry eye disease; may constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these forward looking statements, which often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “will give,” “estimate,” “seek,” “will,” “may,” “suggest” or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Inotek’s ability to successfully demonstrate the efficacy and safety of trabodenoson, its FDC program, its pre-clinical studies for orphan diseases, or selective adenosine mimetics to address optic neuropathies and other degenerative retinal diseases, including NAION, and to improve the patho-physiology associated with dry eye disease, the pre-clinical and clinical results for its product candidates, which may not support further development and marketing approval, the potential advantages of Inotek’s product candidates, actions of regulatory agencies, which may affect the initiation, timing and progress of pre-clinical studies and clinical trials of its product candidates, Inotek’s ability to obtain, maintain and protect its intellectual property, Inotek’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties, the timing, cost or other aspects of a potential commercial launch of Inotek’s product candidates and potential future sales of our current product candidates or any other potential products if any are approved for marketing, competition from others developing products for similar uses, Inotek’s ability to manage operating expenses, Inotek’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives, Inotek’s dependence on third parties for development, manufacture, marketing, sales and distribution of product candidates, the outcome of litigation, and unexpected expenditures, as well as those risks more fully discussed in the section entitled “Risk Factors” in Inotek’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as discussions of potential risks, uncertainties, and other important factors in Inotek’s subsequent filings with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Inotek Contact:

Claudine Prowse, PhD, 781-552-4305

Vice President, Corporate Development and IRO

IR@inotekpharma.com

Inotek Pharmaceuticals Corporation

(Unaudited)

(in thousands, except share and per share amounts)

Consolidated balance sheets

	March 31, 2017	December 31, 2016
Cash and cash equivalents and short-term investments	$114,705	$126,473
Other assets	3,218	3,174

Total assets	$117,923	$129,647

Accounts payable, accrued expenses and other liabilities	$5,560	$7,519
2021 Convertible Notes, net of issuance costs	49,099	48,960
Stockholder’s equity	63,264	73,168

Total liabilities and stockholder’s equity	$117,923	$129,647

Consolidated Statements of Operations

	Three Months Ended March 31,
	2017	2016
Operating expenses:
Research and development	$(7,097)	$(7,615)
General and administrative	(2,869)	(2,522)

Loss from operations	(9,966)	(10,137)
Interest expense	(876)	—
Interest income	172	69

Net loss	$(10,670	$(10,068)

Net loss per share attributable to common stockholders—basic and diluted	$(0.40)	$(0.38)

Weighted-average number of shares outstanding—basic and diluted	26,986,318	26,423,394